EXHIBIT 3.2

BYLAWS
OF
WELLBROOK PROPERTIES, INC.

ARTICLE I. DEFINITIONS

        As used in these Bylaws, capitalized terms shall have the meanings assigned to them in Appendix A attached hereto, unless the context otherwise requires.

ARTICLE II. OFFICES

        Section 2.01.    Registered Office and Agent.    The Corporation shall have and continuously maintain a registered office and registered agent in accordance with the provisions of Section 14-2-501 of the Georgia Business Corporation Code.

        Section 2.02.    Other Offices.    The Corporation may have offices at such place or places within or without the State of Georgia as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

ARTICLE III. SHAREHOLDERS MEETINGS

        Section 3.01.    Place of Meetings.    All meetings of the Shareholders shall be held at such place as may be fixed from time to time by the Board of Directors. In the absence of a resolution adopted by the Board of Directors fixing such place, all meetings shall be held at the principal office of the Corporation.

        Section 3.02.    Annual Meetings.    An annual meeting of the Shareholders shall be held on the last business day of the fifth (5th) month following the close of each fiscal year, or at such other time and date following the close of the fiscal year as shall be determined by the Board of Directors, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The annual meeting shall be held not less than 30 days after delivery of the annual report to the Corporation's Shareholders. The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that this requirement is met.

        Section 3.03.    Special Meetings.    Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called by the Chairman of the Board, the President, a majority of the Directors or a majority of the Independent Directors; and shall be called by the Chairman of the Board, the President or the Secretary when a request in writing for the special meeting is delivered to the Corporation by the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. All such written requests shall state the purpose or purposes of the proposed meeting.

        Section 3.04.    Notice of Meetings; Waiver of Notice.    Written notice of each meeting of the Shareholders, whether annual or special, shall be served either personally or by mail, upon each Shareholder of record entitled to vote at such meeting, not less than 15 nor more than 60 days before such meeting. Furthermore, upon receipt of a written request stating the purpose of any special meeting of the Shareholders, the Sponsor shall provide such notice of the special meeting, including the purpose thereof, to such Shareholders within 10 days after receipt of such request. If mailed, such notice shall be directed to a Shareholder at his post office address last shown on the records of the Corporation. Notice of any special meeting of Shareholders shall state the purpose or purposes for which the meeting is called. Attendance of a Shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, the manner in which it has been called or convened, or the consideration of a particular matter that is not within the purpose or purposes described in the meeting notice, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

        Section 3.05.    Quorum; Adjournment of Meetings.    The holders of a majority of the stock issued, outstanding, and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time. If the adjournment is not for more than 120 days, the adjourned meeting may be held without notice other than an announcement at the meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

        Section 3.06.    Voting.    At every meeting of the Shareholders, including meetings of the Shareholders for the election of Directors, any Shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period. Each Shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. If a quorum exists, action on a matter (other than the election of Directors) by the Shareholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or the Georgia Business Corporation Code requires a greater number of affirmative votes. Directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and the vote for the election of Directors shall be by written ballot; and the Shareholders may vote to elect the Directors without the necessity for concurrence by the Directors.

        Section 3.07.    Conduct of Meetings.    The Chairman of the Board of Directors, or in his absence the President, or in their absence a person appointed by the Board of Directors, shall preside at meetings of the Shareholders. The Secretary of the Corporation, or in the Secretary's absence, any person appointed by the presiding Officer, shall act as Secretary for meetings of the Shareholders.

        Section 3.08.    Written Consents.    Any action required or permitted to be taken at a meeting of the Shareholders of the Corporation may be taken without a meeting if written consent, setting forth the action so taken, and bearing the date of signature, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. The rights set forth herein shall be governed by and subject to the provisions of O.C.G.A. Section 14-2-704.

        Section 3.09.    Inspectors of Election.    All votes by ballot at any meeting of Shareholders shall be conducted by such number of inspectors of election as are appointed for that purpose by either the Board of Directors or by the Chairman of the meeting. The inspectors of election shall decide upon the qualifications of voters, count the votes and declare the results.

        Section 3.10.    Record Date.    The Board of Directors, in order to determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix in advance a record date which shall not be more than 70 days before the date of such meeting, nor more than 70 days prior to any other action, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed, and that are otherwise entitled to vote, shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid.

ARTICLE IV. OTHER RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

        Section 4.01.    Special Voting Rights of Shareholders.

        (a)   The voting rights per share of equity securities of the Corporation (other than the publicly held equity securities of the Corporation) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the publicly held shares of the Corporation as the consideration paid to the Corporation for each privately offered Corporation share bears to the book value of each outstanding publicly held share.

        (b)   A majority of the then outstanding Shares may, without the necessity for concurrence by the Directors, vote to amend these Bylaws (subject to the further requirements of Section 12.11 below); terminate the status of the Corporation as a REIT or liquidate and dissolve the Corporation; vote to elect the Directors (subject to the further requirements of Section 3.06 above); and remove the Directors (as provided in Section 5.07 below).

        (c)   Without the concurrence of a majority of the then outstanding Shares, the Directors may not:

          (1)   sell all or substantially all of the Corporation's assets, other than in the ordinary course of the Corporation's business or in connection with liquidation and dissolution;

          (2)   amend the Articles of Incorporation or these Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of the Shareholders, including amendments to provisions relating to Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

          (3)   cause the merger or other reorganization of the Corporation; or

          (4)   dissolve or liquidate the Corporation, other than before the initial investment in property.

For purposes of this Section 4.01(c), a sale of "all or substantially all of the Corporation's assets" shall mean the sale of two-thirds (2/3) or more of the Corporation's assets based on the total number of properties and mortgages, or the current fair market value of these assets.

        (d)   With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any Affiliate may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, Directors or any Affiliate or any transaction between the Corporation and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

        Section 4.02.    Reports.

        (a)   The Corporation shall cause to be prepared and mailed or delivered to each Shareholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the

Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include:

          (1)   financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;

          (2)   the ratio of the costs of raising capital during the period to the capital raised;

          (3)   the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation, and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation;

          (4)   the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income;

          (5)   a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of its Shareholders, and the basis for such determination; and

          (6)   separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Corporation, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made. Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

        (b)   The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that the above requirements are met.

        Section 4.03.    Access to Records.

        (a)   Any Shareholder, and any designated representative thereof, shall be permitted access to all records of the Corporation at all reasonable times, and may inspect and copy any of them. Inspection of the Corporation books and records by the Administrator shall be provided upon reasonable notice and during normal business hours.

        (b)   An alphabetical list of the names, addresses, and telephone numbers of the Shareholders of the Corporation, along with the number of Shares held by each of them (the "Shareholder List") shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the Corporation upon the request of the Shareholder.

        (c)   The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein.

        (d)   A copy of the Shareholder List shall be mailed to any Shareholder requesting the Shareholder List within 10 days of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Corporation.

        (e)   The purposes for which a Shareholder may request a copy of the Shareholder List include, without limitation, matters relating to Shareholders' voting rights under these Bylaws, and the exercise of Shareholders' rights under federal proxy laws.

        (f)    If the Advisor or Directors of the Corporation neglect or refuse to exhibit, produce, or mail a copy of the Shareholder List as requested, the Advisor and the Directors shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Corporation. The Corporation may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Corporation. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

        Section 4.04.    Repurchase of Shares.    Although the Corporation may not issue redeemable Shares, the Corporation is not precluded from voluntarily repurchasing some or all of the Shares if such repurchase does not impair the capital or operations of the Corporation. The Corporation may also have excess share provisions that provide for mandatory redemption. The Sponsor, Advisor, Directors or Affiliates are prohibited from receiving a fee on the repurchase of the Shares by the Corporation.

        Section 4.05.    Distribution Reinvestment Plans.    All distribution reinvestment plans shall, at the minimum, provide for the following:

          (1)   All material information regarding the distribution to the Shareholder and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholder at least annually; and

          (2)   Each Shareholder participating in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after receipt of the information required in subparagraph (1) above.

        Section 4.06.    Distributions.    The Board of Directors may authorize, and the Corporation may make, distributions to the Shareholders subject to the restrictions set forth in the Georgia Business Corporation Code.

        Section 4.07.    Distributions in Kind.    Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of these Bylaws; or distributions of in-kind property which meet all of the following conditions: (i) the Directors advise each Shareholder of the risks associated with direct ownership of the property; (ii) the Directors offer each Shareholder the election of receiving in-kind property distributions; and (iii) the Directors distribute in-kind property only to those Shareholders who accept the Director's offer.

        Section 4.08.    Shares are Fully Paid and Nonassessable.    As provided in Section 14-2-620(c) of the Georgia Business Corporation Code, the Shares shall be fully paid and nonassessable when the Corporation receives the consideration called for in the applicable subscription agreements.

ARTICLE V. BOARD OF DIRECTORS

        Section 5.01.    Authority.    Except as may be otherwise provided by any legal agreement among Shareholders, the property and business of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among Shareholders, by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the Shareholders.

        Section 5.02.    Number, Term and Qualifications.    The Board of Directors shall consist of at least 3 members, the precise number of which shall be fixed by resolution or agreement of the Shareholders from time to time. A majority of the members of the Board of Directors shall be Independent

Directors. Each Director (whether elected at an annual meeting of Shareholders or otherwise) shall hold office until the annual meeting of Shareholders held next after his election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal. All of the Directors shall have at least 3 years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets being acquired by the Corporation. At least 1 Independent Director shall also have at least 3 years of relevant real estate experience, meaning actual direct experience in acquiring and managing the types of real estate to be acquired by the Corporation for his own account or as an agent.

        Section 5.03.    Vacancies. A vacancy on the Board of Directors shall exist upon the death, resignation, removal, or incapacity to serve of any Director; upon the increase in the number of authorized Directors; and upon the failure of the Shareholders to elect the full number of Directors authorized. The remaining Directors shall continue to act, and such vacancies may be filled by a majority vote of the remaining Directors then in office, though less than a quorum, and, if not filled by prior action of the Directors, may be filled by the Shareholders at any meeting held during the existence of such vacancy. Notwithstanding the above, Independent Directors shall nominate replacements for vacancies among the Independent Directors' positions.

        Section 5.04.    Place of Meetings.    The Board of Directors may hold its meetings at such place or places within or without the State of Georgia as it may from time to time determine.

        Section 5.05.    Compensation of Directors.    Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

        Section 5.06.    Resignation.    Any Director may resign by giving written notice to the Board of Directors. The resignation shall be effective on receipt, unless the notice specifies a later time for the effective date of such resignation, in which event the resignation shall be effective upon the election and qualification of a successor. If the resignation is effective at a future time, a successor may be elected before that time to take office when the resignation becomes effective.

        Section 5.07.    Removal.    The Shareholders may declare the position of a Director vacant, and may remove such Director for any reason, at a special meeting called for such purpose, by a majority of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

        Section 5.08.    Initial Meeting.    Each newly elected Board of Directors shall meet (i) at the place and time which shall have been determined, in accordance with the provisions of these Bylaws, for the holding of the regular meeting of the Board of Directors scheduled to be held first following the annual meeting of the Shareholders at which the newly elected Board of Directors shall have been elected, or (ii) if no place and time shall have been fixed for the holding of such meeting of the Board of Directors, then immediately following the close of such annual meeting of Shareholders and at the place thereof, or (iii) at such time and place as shall be fixed by the written consent of all the Directors of such newly elected Board of Directors. In any event no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting.

        Section 5.09.    Regular Meetings.    Regular meetings of the Board of Directors may be held at such time and place within or without the State of Georgia as shall from time to time be determined by the Board of Directors by resolution, and such resolution shall constitute notice thereof. No further notice shall be required in order legally to constitute such regular meeting.

        Section 5.10.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Chairman of the Board, the President or the Secretary on the written request of any two (2) or more Directors delivered to such Officer of the Corporation. The Secretary shall give notice of all meetings of the Board of

Directors by mailing the notice at least two (2) days before each meeting or by personal delivery or telephoning the Directors not later than one (1) day before each meeting. Any such special meeting shall be held at such time, date and place within or without the State of Georgia as shall be stated in the notice of meeting. No notice of any special meeting of the Board of Directors need state the purposes thereof.

        Section 5.11.    Waiver of Notice.    A Director may waive any notice required by this Article V before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, signed by the Director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the Director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

        Section 5.12.    Quorum; Voting.    At all meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Subject to the provisions of Section 5.16 below, and any other provisions of these Bylaws or the Articles of Incorporation that contain a requirement for approval by a majority of the Independent Directors, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these Bylaws. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is reached. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

        Section 5.13.    Telephonic Participation.    Directors may participate in meetings of the Board of Directors through use of conference telephone or similar communications equipment, provided all Directors participating in the meeting can hear one another. Such participation shall constitute personal presence at the meeting, and consequently shall be counted toward the required quorum and in any vote.

        Section 5.14.    Conduct of Meetings.    The Chairman of the Board of Directors, or in his absence the President, and in their absence the Vice President, if any, named by the Board of Directors, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in the Secretary's absence any person appointed by the presiding Officer, shall act as Secretary for meetings of the Board of Directors.

        Section 5.15.    Action by Written Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

        Section 5.16.    Certain Duties of Directors; Approval by Independent Directors.

        (a)   In addition to their other duties, the Directors shall establish written policies on investments and borrowings (such as those described in Article X below), and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Advisor to assure that such policies are carried out.

        (b)   Notwithstanding any provision of the Articles of Incorporation or these Bylaws to the contrary, a majority of the Independent Directors must approve matters to which this Section and Sections 3.02, 3.03, 3.06 (relating to the election of Directors), 4.05, 5.17, 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07, 10.04, 10.06, 10.08, 12.01 and 12.07 of these Bylaws apply.

        (c)   The Directors shall be deemed to be in a fiduciary relationship to the Corporation and the Shareholders, and shall also have a fiduciary duty to the Shareholders to supervise the relationship of the Corporation with the Advisor.

        Section 5.17.    Advisory Contracts.    It shall be the duty of the Board of Directors to evaluate the performance of the Advisor before entering into or renewing any advisory contract. The criteria used in such evaluation shall be reflected in the minutes of such meeting. Each contract for the services of an Advisor entered into by the Board of Directors shall have a term of no more than 1 year. Each advisory contract shall be terminable by a majority of the Independent Directors, or by the Advisor, on 60 days written notice without cause or penalty. In the event of the termination of such contract, the Advisor will cooperate with the Corporation and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and justify the compensation provided for in its contract with the Corporation. The Advisor shall be deemed to be in a fiduciary relationship to the Corporation and the Shareholders.

ARTICLE VI. COMMITTEES

        Section 6.01.    Executive Committee.    The Board of Directors may by resolution adopted by a majority of the entire Board, designate an Executive Committee of 1 or more Directors; provided, however, that the majority of the members of the Executive Committee shall at all times be Independent Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of the Shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation, removal, or until he shall cease to be a Director.

        Section 6.02.    Executive Committee—Powers.    During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers specifically granted to the Board of Directors by these Bylaws or by the Articles of Incorporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) amending the Articles of Incorporation; (2) adopting, amending or approving a plan of merger or share exchange; (3) adopting, amending or repealing the Bylaws of the Corporation; (4) the filling of vacancies on the Board of Directors or on any committee; (5) approving or proposing to Shareholders action that the Georgia Business Corporation Code requires to be approved by Shareholders; (6) the sale, lease, exchange or other disposition of all or substantially all the property or assets of the Corporation; (7) the removal of any or all of the Officers of the Corporation; or (8) a voluntary dissolution of the Corporation or a revocation of any such voluntary dissolution.

        Section 6.03.    Executive Committee—Meetings.    The Executive Committee shall meet from time to time on call of the Chairman of the Board of Directors, the President, or of any one (1) or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings, shall keep a record of its proceedings, and shall report these proceedings to the Board of Directors at the meeting thereof held next after such meeting of the Executive Committee. All such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration. The Executive Committee shall act by majority vote of its members.

        Section 6.04.    Executive Committee—Alternate Members.    The Board of Directors, by resolution adopted in accordance with Section 6.01, may designate one (1) or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

        Section 6.05.    Other Committees.    The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one (1) or more other committees (such as an audit committee), each committee to consist of one (1) or more of the Directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. The majority of the members of each such committee shall be Independent Directors.

        Section 6.06.    Removal of Committee Members.    The Board of Directors shall have power at any time to remove any or all of the members of any committee, with or without cause, to fill vacancies in and to dissolve any such committee.

ARTICLE VII. OFFICERS

        Section 7.01.    Election of Officers.    The Board of Directors, at its first meeting after each annual meeting of Shareholders, shall elect a President and may elect such other of the following Officers: a Chairman of the Board of Directors, one or more Vice Presidents (one of whom may be designated Executive Vice President), a Secretary, a Treasurer and a Controller. The Board of Directors at any time and from time to time may appoint such other Officers as it shall deem necessary, including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chairman of the Board.

        Section 7.02.    Compensation.    The salaries of the Officers of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any Officer or Officers the power to fix the compensation of any Officer appointed in accordance with the second sentence of Section 7.01 of these Bylaws.

        Section 7.03.    Term, Removal, Resignation.    Each Officer of the Corporation shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders following the officer's election and until his successor is chosen or until his earlier resignation, death, removal or termination of his office. Any Officer may be removed with or without cause by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby. Any Officer may resign by giving written notice to the Board of Directors. The resignation shall be effective upon receipt, or at such time as may be specified in such notice.

        Section 7.04.    Chairman of the Board.    The Chairman of the Board of Directors, when one is elected, may be declared by the Board to be the Chief Executive Officer of the Corporation and, if so, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. The Chairman of the Board shall call meetings of the Shareholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings.

        Section 7.05.    President.    When no Chairman of the Board has been elected, or if a Chairman has been elected and not declared to be the Chief Executive Officer, or in the event of the death or disability of the Chairman of the Board or at his request, the President shall have all of the powers and perform the duties of the Chairman of the Board. The President shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Board of Directors or the Chairman of the Board. The President shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing such committees. In the absence of a Chairman of the Board serving as Chief Executive Officer, the President shall call meetings of the Shareholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings. If no other Officers are elected, the President shall also have all of the powers and perform the duties of Secretary and Treasurer.

        Section 7.06.    Vice Presidents.    The Vice Presidents shall perform such duties as are generally performed by vice presidents. The Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors, the Chairman of the Board, or the President shall request or delegate. The Assistant Vice Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, or the President.

        Section 7.07.    Secretary.    The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders, shall record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, any notices required to be given of any meetings of the Shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or the President. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at the Secretary's request, perform the duties and exercise the powers and authority herein granted to the Secretary.

        Section 7.08.    Treasurer.    The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall render to the Chairman of the Board of Directors, the President, and the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

        Section 7.09.    Controller.    The Board of Directors may elect a Controller who shall keep or cause to be kept in the books of the Corporation provided for that purpose a true account of all transactions, and of the assets and liabilities, of the Corporation. The Controller shall prepare and submit to the Chairman of the Board of Directors or President such financial statements and schedules as may be required to keep such Officer currently informed of the operations and financial condition of the Corporation, and shall perform such other duties as may be assigned by the Board of Directors, the Chairman of the Board of Directors or the President.

        Section 7.10.    Vacancy in Office.    In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer or to any Director.

ARTICLE VIII. CAPITAL STOCK

        Section 8.01.    Share Certificates.    The interest of each Shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt. The certificates shall be consecutively numbered, and the issuance of shares shall be duly recorded in the books of the Corporation as they are issued. Each certificate shall indicate the holder's name, the number of shares, the class of shares and series, if any, represented thereby, a statement that the Corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the Chairman of the Board, the President, or a Vice President, and may (but need not) be signed by Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, if such officer or officers have been elected or appointed by the Corporation; provided, however, that if such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such Officer may be a facsimile. In the event that any Officer who has signed, or whose facsimile signature has been used on, any such certificate, shall cease to be an Officer of the Corporation, whether because of death, resignation, or otherwise, prior to the delivery of such certificate by the Corporation, such certificate may nevertheless be delivered as though the person whose facsimile signature shall have been used thereon had not ceased to be such Officer.

        Section 8.02.    Shareholder Records.    The Secretary shall keep a record of the Shareholders of the Corporation which readily indicates in alphabetical order or by alphabetical index, and by classes of stock, the names of the Shareholders entitled to vote, the addresses of such Shareholders, and the number of shares held by such Shareholders. Said record shall be presented at all meetings of the Shareholders.

        Section 8.03.    Stock Transfer Books.    Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 8.06 of these Bylaws.

        Section 8.04.    Shareholder Rights.    The Corporation shall be entitled to treat the record holder of any share of stock of the Corporation as the person entitled to vote such share (if such share represents voting stock) and to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

        Section 8.05.    Transfer Agent.    The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

        Section 8.06.    Replacement Certificates.    Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity. Such bond shall be in form and amount satisfactory to the Board of Directors, and shall be with one or more sureties, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE IX. FEES, COMPENSATION AND EXPENSES

        Section 9.01.    General.    The Independent Directors shall determine, from time to time, but at least annually, that the total fees and expenses of the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meeting of the Directors.

        Section 9.02.    Organization and Offering Expenses.    The Organization and Offering Expenses paid in connection with the Corporation's formation or the syndication of its Shares shall be reasonable and shall in no event exceed an amount equal to 15% of the proceeds raised in an offering.

        Section 9.03.    Acquisition Fees and Acquisition Expenses.

        (a)   The total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and:

          (1)   in connection with the purchase of a property, shall not exceed an amount equal to 6% of the Contract Price, or

          (2)   in the case of a mortgage loan, shall not exceed 4% of the funds advanced, or

          (3)   in the case of a low income housing mortgage guaranteed by the Department of Housing and Urban Development ("HUD"), shall not exceed the limits imposed by HUD.

        (b)   Notwithstanding the above, a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

        Section 9.04.    Total Operating Expenses.

        (a)   The Total Operating Expenses of the Corporation shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive if they exceed in any fiscal year the greater of 2% of its Average Invested Assets or 25% of its Net Income for such year. The Independent Directors shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations unless such Independent Directors shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting of the Directors.

        (b)   Within 60 days after the end of any fiscal quarter of the Corporation for which Total Operating Expenses (for the twelve (12) months then ended) exceeded 2% of Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher operating expenses were justified.

        (c)   If the Independent Directors do not determine that such excess expenses are justified, then the Advisor shall reimburse the Corporation, at the end of the twelve (12) month period, the amount by which the aggregate annual operating expenses paid or incurred by the Corporation exceed the limitations herein provided.

        Section 9.05.    Real Estate Commissions on Resale of Property.    The Corporation is permitted to enter into contracts with the Advisor, Directors, Sponsor, or any Affiliate thereof, that provide that if an Advisor, Director, Sponsor or any Affiliate provides a substantial amount of the services in the effort to sell the property of the Corporation, then that Person may receive up to one-half (1/2) of the brokerage commission paid, but in no event to exceed an amount equal to 3% of the contracted-for sales price. In addition, the amount paid, when added to the sums paid to unaffiliated parties in such a capacity, shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price.

        Section 9.06.    Incentive Fees.

        (a)   An interest in the gain from the sale of assets of the Corporation, for which full consideration is not paid in cash or property of equivalent value, shall be allowed to be paid to the Advisor or any Affiliate thereof, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the sale of Corporation assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to the Shareholders, in the aggregate, of an amount equal to 100% of the original issue price of the applicable Shares, plus an amount equal to 6% of the original issue price of such Shares per annum cumulative. For purposes of this Section, the original issue price of the Shares may be reduced by prior cash distributions to Shareholders of net proceeds from the sale of Corporation assets.

        (b)   In the case of multiple Advisors, such Advisors (and any Affiliate) shall be allowed incentive fees, provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Corporation's assets by each respective Advisor or any Affiliate.

        Section 9.07.    Advisor Compensation.    The Independent Directors shall determine from time to time (and at least annually) that the compensation which the Corporation contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed, and that such compensation is within the limits prescribed by these Bylaws. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based on the factors set forth below and all other factors such Independent Directors may deem relevant, and the findings of such Directors on each of such factors shall be recorded in the minutes of the Directors:

          (1)   The size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Corporation;

          (2)   The success of the Advisor in generating opportunities that meet the investment objectives of the Corporation;

          (3)   The rates charged to other REITs and to investors other than REITs, by advisors performing similar services;

          (4)   Additional revenues realized by the Advisor and any Affiliate through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

          (5)   The quality and extent of service and advice furnished by the Advisor;

          (6)   The performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

          (7)   The quality of the portfolio of the Corporation in relationship to the investments generated by the Advisor for its own account.

ARTICLE X. CONFLICTS OF INTEREST AND INVESTMENT RESTRICTIONS

        Section 10.01.    Sales and Leases of Property involving Affiliated Parties.

        (a)   The Corporation shall not purchase property from the Sponsor, Advisor, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate; or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists, and such excess is reasonable; and in no event shall the cost of such asset to the Corporation exceed its current appraised value.

        (b)   A Sponsor, Advisor, Director, or any Affiliate thereof, shall not acquire assets from the Corporation unless approved by a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Corporation. The Corporation may lease assets to a Sponsor, Advisor, Director, or any Affiliate thereof, only if approved by a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Corporation.

        Section 10.02.    Loans.

        (a)   No loans may be made by the Corporation to a Sponsor, Advisor, Director, or any Affiliate thereof, except as provided under Section 10.09(c).

        (b)   The Corporation may not borrow money from a Sponsor, Advisor, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to the Corporation than loans between unaffiliated parties under the same circumstances.

        Section 10.03.    Investments.

        (a)   The Corporation shall not invest in joint ventures with a Sponsor, Advisor, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Corporation and on substantially the same terms and conditions as those received by the other joint venturers.

        (b)   The Corporation shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

        Section 10.04.    Statement of Objectives.    The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (and at least annually) to determine that the policies being followed by the Corporation at any time are in the best interests of its Shareholders. Each such determination, and the basis therefore, shall be set forth in the minutes of the Directors.

        Section 10.05.    Other Transactions.    All other transactions between the Corporation and a Sponsor, Advisor, Director, or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Corporation, and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

        Section 10.06.    Appraisal of Real Property.    The consideration paid for real property acquired by the Corporation shall be based on the fair market value of the property, as determined by an Independent Expert selected by the Independent Directors.

        Section 10.07.    Roll-Up Transaction.

        (a)   In connection with a proposed Roll-Up, an appraisal of all Corporation assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Corporation assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Corporation's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Corporation assets over a 12 month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and its investors. A summary of the independent appraisal indicating all material assumptions underlying the appraisal shall be included in a report to the investors in connection with a proposed Roll-Up.

        (b)   In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Shareholders who vote "no" on the proposal the choice of:

          (1)   accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

          (2)   one of the following:

              (i)  remaining as Shareholders of the Corporation and preserving their interests therein on the same terms and conditions as existed previously; or

             (ii)  receiving cash in an amount equal to the Shareholders' pro-rata share of the appraised value of the net assets of the Corporation.

With respect to the options specified in Section 10.07(b)(2) above, the Person sponsoring the Roll-Up needs only offer one of these alternatives to dissenting investors who do not wish to accept the security of the Roll-Up Entity.

        (c)   The Corporation shall not participate in any proposed Roll-Up which would result in Shareholders having democracy rights in the Roll-Up Entity that are less than those provided for under Sections 3.02, 3.03, 4.01, 4.02 and 4.03 of these Bylaws.

        (d)   The Corporation shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Corporation shall not participate in any proposed Roll-Up which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of the Corporation's Shares held by that investor.

        (e)   The Corporation shall not participate in any proposed Roll-Up in which investors' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 4.03 of these Bylaws.

        (f)    The Corporation shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Corporation if the Roll-Up is not approved by the Shareholders.

        Section 10.08.    Leverage.    The aggregate borrowings of the Corporation, secured and unsecured, shall be reasonable in relation to the Net Assets of the Corporation and shall be reviewed by the Directors at least quarterly. The maximum amount of such borrowings (together with the amount of any of our preferred stock outstanding) in relation to the Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%. Any excess in borrowing over such 300% level shall be approved by a majority of the Independent Directors and disclosed to the Shareholders in the next quarterly report of the Corporation, along with a justification for such excess.

        Section 10.09.    Other Limitations.    The Corporation may not:

        (a)   Invest more than 10% of its total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property.

        (b)   Invest in commodities or commodity future contracts or other derivative financial instruments.

        (c)   Invest in or make mortgage loans unless an appraisal is obtained from an Independent Expert concerning the underlying property except for those loans insured or guaranteed by a government or government agency. This appraisal shall be maintained in the Corporation's records for at least 5 years, and shall be available for inspection and duplication by any Shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, the Advisor and Directors shall observe the following policies in connection with investing in or making mortgage loans:

          (1)   The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain to title.

          (2)   The Corporation shall not make or invest in mortgage loans, including construction loans, on any one (1) property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

          (3)   The Corporation shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Directors, Sponsors or any Affiliate of the Corporation.

        (d)   Issue redeemable equity securities.

        (e)   Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt.

        (f)    Issue options or warrants to purchase its Shares to the Advisor, Directors, Sponsors or any Affiliate thereof, except on the same terms as such options or warrants are sold to the general public. The Corporation may issue options or warrants to persons not so connected with the Corporation, but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Directors, has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Advisor, Directors, Sponsors or any Affiliate thereof shall not exceed an amount equal to 10% of the outstanding Shares of the Corporation on the date of grant of any options or warrants.

        (g)   Issue its shares on a deferred payment basis or other similar arrangement.

ARTICLE XI. SHAREHOLDER SUITABILITY

        Section 11.01.    Income and Net Worth Standards.    Unless the Administrator determines that the risks associated with the Corporation would require lower or higher standards, Shareholders shall have (i) a minimum annual gross income of $45,000 and a minimum net worth of $45,000, or (ii) a minimum net worth of $150,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

        Section 11.02.    Determination that Sale to Shareholder is Suitable and Appropriate.

        (a)   The Sponsor and each Person selling Shares on behalf of the Sponsor or the Corporation shall make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each Shareholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Corporation shall ascertain that the prospective Shareholder (i) meets the minimum income and net worth standards established for the Corporation; (ii) can reasonably benefit from the Corporation based on the prospective Shareholder's overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation; and (iv) has an apparent understanding of the fundamental risks of the investment, the risk that the Shareholder may lose the entire investment, the lack of liquidity of the Shares, the restrictions on transferability of the Shares, the background and qualifications of the Sponsor or the Advisor, and the tax consequences of the investment.

        (b)   The Sponsor or each Person selling Shares on behalf of the Sponsor or the Corporation will make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective Shareholder, as well as any other pertinent factors.

        (c)   The Sponsor or each Person selling Shares on behalf of the Sponsor or the Corporation shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Shareholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Corporation shall maintain these records for at least 6 years.

        Section 11.03.    Minimum Investment.    Unless the Administrator requires lower or higher amounts, the minimum investment amounts shall be $2,500 for individuals and $1,000 for IRA, Keogh and other qualified plans. Additional Shares may be purchased in $10 increments.

ARTICLE XII. MISCELLANEOUS

        Section 12.01.    Minimum Capital.    Prior to the Corporation's initial public offering, the Sponsor, or any Affiliate, shall contribute to the Corporation an amount not less than the lesser of: (i) 10% of the total net assets upon completion of the offering, or (ii) $200,000, as an Initial Investment. The

Sponsor, or any Affiliate, may not sell this Initial Investment while the Sponsor remains a Sponsor, but may transfer the shares to other Affiliates.

        Section 12.02.    Inspection of Books.    Subject to the provisions of Section 4.03, the Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of Shareholders, except with respect to such accounts, books and records as may by law be specifically open to inspection by the Shareholders, and shall have power to fix reasonable rules and regulations not in conflict with the applicable laws, if any, for the inspection of records, accounts, and books which by law or by determination of the Board of Directors shall be open to inspection, and the Shareholders' rights in this respect are and shall be restricted and limited accordingly.

        Section 12.03.    Fiscal Year.    The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

        Section 12.04.    Seal.    The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such seal at any time, the signature of the Corporation followed by the word "SEAL" or "CORPORATE SEAL" enclosed in parenthesis or scroll, shall be deemed to be the seal of the Corporation.

        Section 12.05.    Annual Statements.    Not later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of Shareholders, the Corporation shall prepare:

          (1)   a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and

          (2)   a profit and loss statement showing the results of its operation during its fiscal year.

Upon written request, the Corporation promptly shall mail to any Shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

        Section 12.06.    Appointment of Agents.    The Chairman of the Board of Directors and the President shall be authorized and empowered in the name of and as the act and deed of the Corporation to name and appoint general and special agents, representatives and attorneys to represent the Corporation in the United States or in any foreign country or countries; to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the Corporation; to prescribe, limit and define the powers and duties of such agents, representatives, attorneys and proxies; and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys or proxies shall be so named and appointed shall be signed and executed by the Chairman of the Board of Directors or the President. Any substitution, revocation, or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but this Bylaw shall be deemed to constitute full and complete authority to the Officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

        Section 12.07.    Indemnification.    Subject to the restrictions in Section 12.08 below:

        (a)   Under the circumstances prescribed in this Section 12.07, the Corporation shall indemnify and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a "Proceeding"), by reason of the fact that he is or was a Director or

Officer of the Corporation, or, while a Director or Officer, is or was serving at the request of the Corporation as an officer, director, partner, joint venturer, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each, an "Indemnitee"), against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such Proceeding, but only if he conducted himself in good faith, and reasonably believed: (1) with respect to conduct in his "official capacity" (as that term is defined in Section 14-2-850 of the Georgia Business Corporation Code, as amended), that such conduct was in the best interests of the Corporation; (2) with respect to all other cases, only if that conduct was at least not opposed to the best interests of the Corporation; or (3) with respect to any criminal Proceeding, that he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the above, the indemnification permitted hereunder in connection with a Proceeding by or in the right of the Corporation is limited to reasonable expenses (including attorneys' fees) incurred in connection with a Proceeding in which it is determined that such Person has met the standard of conduct required by this Section 12.07(a).

        (b)   The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Person did not meet the standard of conduct set forth in Section 12.07(a).

        (c)   Notwithstanding the foregoing, the Corporation shall not indemnify any Indemnitee in connection with any Proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him.

        (d)   If an Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he is or was a Director or Officer, the Corporation shall indemnify him against reasonable expenses (including attorneys' fees) incurred by him in connection therewith.

        (e)   Except as provided in paragraphs (d) and (g) of this Section 12.07, and except as may be ordered by a court, the Corporation shall not indemnify any Indemnitee unless authorized hereunder and a determination has been made that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 12.07(a). Such determination shall be made in accordance with Section 14-2-855 of the Georgia Business Corporation Code, as amended.

        (f)    Reasonable expenses (including attorneys' fees) incurred by an Indemnitee who is a party to a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding if the procedures set forth in Section 14-2-853 of the Georgia Business Corporation Code, as amended, are complied with.

        (g)   The indemnification provided by this Section 12.07 shall not be deemed exclusive of any other right to which the Persons indemnified hereunder shall be entitled under law or under contract, and shall inure to the benefit of the heirs, executors or administrators of such persons.

        (h)   The Corporation may purchase and maintain insurance on behalf of any potential Indemnitee against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify or advance expenses to him against such liability under the provisions of this Section 12.07.

        (i)    If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of the Shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, send by first class mail to its Shareholders of record at the time entitled to vote for the election of Directors, a statement specifying the Persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

        Section 12.08.    Restrictions on Indemnification.

        (a)   Notwithstanding any provision of Section 12.07 to the contrary, and notwithstanding any contractual indemnification obligations to the contrary, the Corporation shall not provide for indemnification of the Directors, Advisors or Affiliates of the Corporation for any liability or loss suffered by the Directors, Advisors or Affiliates, nor shall it provide that the Directors, Advisors or Affiliates be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

          (1)   the Directors, Advisors or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Corporation;

          (2)   the Directors, Advisors or Affiliates were acting on behalf of, or performing services for, the Corporation;

          (3)   such liability or loss was not the result of:

              (i)  negligence or misconduct by the Directors (excluding the Independent Directors), Advisors or Affiliates; or

             (ii)  gross negligence or willful misconduct by the Independent Directors; and

          (4)   such indemnification or agreement to hold harmless is recoverable only out of the Corporation's net assets and not from the Shareholders.

        (b)   The Directors, Advisors or Affiliates of the Corporation, and any Persons acting as a broker-dealer shall not be indemnified by the Corporation for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

        (c)   The advancement of Corporation funds to the Directors, Advisors or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

          (1)   the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation;

          (2)   the legal action is initiated by a third party who is not a Shareholder, or the legal action is initiated by a Shareholder acting is his or her capacity as such, and a court of competent jurisdiction specifically approves such advancement; and

          (3)   the Directors, Advisors or Affiliates undertake to repay the advanced funds to the Corporation, together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisors or Affiliates are found not to be entitled to indemnification.

        Section 12.09.    Reimbursement from Officers.    Any payment made to an Officer of the Corporation, such as salary, commission, bonus, interest, rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such Officer to the Corporation to the full extent of such disallowance, unless otherwise approved by the Board of Directors. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the Officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

        Section 12.10. Reimbursement of Personal Expenses.    Each Officer and Director of the Corporation shall be required from time to time to bear personally incidental expenses related to his responsibilities as an Officer and Director which expenses unless specifically authorized shall not be subject to reimbursement by the Company.

        Section 12.11.    Amendments.    Except as otherwise provided herein, the Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the Shareholders at any annual or special meeting of the Shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the Shareholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting.

        IN WITNESS WHEREOF, the undersigned Secretary does hereby attest that the foregoing Bylaws were adopted as the Bylaws of the Corporation by act of the Board of Directors of the Corporation as of August 31, 2004.

Al Gainey, Secretary

Appendix A

        "Administrator" shall mean the official or agency administering the securities laws of a jurisdiction.

        "Acquisition Expenses" shall mean expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

        "Acquisition Fees" shall mean the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Corporation. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of a project.

        "Advisor" shall mean the Person responsible for directing or performing the day-to-day business affairs of the Corporation, including a Person to which an Advisor subcontracts substantially all such functions.

        "Affiliate" of another Person shall include any of the following:

          (a)   any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person;

          (b)   any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person;

          (c)   any Person directly or indirectly controlling, controlled by, or under common control with such other Person;

          (d)   any executive officer, director, trustee or general partner of such other Person; and

          (e)   any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

        "Average Invested Assets" shall mean, for any period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar noncash reserves computed by taking the average of such values at the end of each month during such period.

        "Competitive Real Estate Commission" shall mean the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

        "Construction Fee" shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on the Corporation's property.

        "Contract Price" shall mean the amount actually paid or allocated to the purchase, development, construction or improvement of a property, exclusive Acquisition Fees and Acquisition Expenses.

        "Development Fee" shall mean a fee for the packaging of the Corporation's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

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        "Independent Expert" shall mean a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

        "Independent Directors" shall mean the Directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation. A Director shall be deemed to be associated with the Sponsor or Advisor if he or she:

          (1)   owns an interest in the Sponsor, Advisor, or any of their Affiliates; or

          (2)   is employed by the Sponsor, Advisor or any of their Affiliates; or

          (3)   is an officer or director of the Sponsor, Advisor, or any of their Affiliates; or

          (4)   performs services, other than as a Director, for the Corporation; or

          (5)   is a director or trustee for more than three (3) REITs organized by the Sponsor or advised by the Advisor; or

          (6)   has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates.

For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material if it exceeds 5% of the prospective Independent Director's annual gross revenue, derived from all sources, during either of the last 2 years; or net worth, on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Sponsor, Advisor, any of their Affiliates, or the Corporation.

        "Initial Investment" shall mean that portion of the initial capitalization of the Corporation contributed by the Sponsor or its Affiliates pursuant to Section 12.01 of these Bylaws.

        "Net Assets" shall mean the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly on a basis consistently applied.

        "Net Income" shall mean for any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. For purposes of calculating Total Operating Expenses in Section 9.04, Net Income shall exclude the gain from the sale of the Corporation's assets.

        "Organization and Offering Expenses" shall mean all expenses incurred by and to be paid from the assets of the Corporation in connection with the Corporation's formation and in preparing the Corporation for registration and subsequently offering and distributing securities to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, changes of transfer agents, registrars, trustees, escrow holders, depositories, experts, and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants' and attorneys' fees.

        "Person" shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

        "Prospectus" shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided, however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the

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Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

        "REIT" shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

        "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity. Such term does not include:

          (a)   a transaction involving securities of the Corporation that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

          (b)   a transaction involving the conversion to corporate, trust, or association form of only the Corporation if, as a consequence of the transaction there will be no significant adverse change in any of the following:

            (1)   Shareholders' voting rights;

            (2)   the term of existence of the Corporation;

            (3)   Sponsor or Advisor compensation; and

            (4)   the Corporation's investment objectives.

        "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

        "Shares"    shall mean shares of common stock of the Corporation of the class that has the right to elect the Directors.

        "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Corporation or any Person who will control, manage or participate in the management of the Corporation, and any Affiliate of such Person. Not included is any Person whose only relationship with the Corporation is as that of an independent property manager of Corporation assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Corporation by:

          (a)   taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation; either alone or in conjunction with one or more other Persons;

          (b)   receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property;

          (c)   having a substantial number of relationships and contacts with the Corporation;

          (d)   possessing significant rights to control Corporation properties;

          (e)   receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or

          (f)    providing goods or services to the Corporation on a basis which was not negotiated at arms length with the Corporation.

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        "Total Operating Expenses" shall mean all costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, including all fees to be paid to the Advisor, but excluding: (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the Corporation's Shares, (ii) interest payments, (iii) taxes, (iv) noncash expenditures such as depreciation, amortization and bad debt reserves, (v) any incentive fees to be paid to the Advisor and/or its Affiliates under Section 9.06 of these Bylaws, and (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of property, and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

        "Unimproved Real Property" shall mean the real property of the Corporation which has the following 3 characteristics:

          (a)   an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

          (b)   has no development or construction in process on such land; and

          (c)   no development or construction on such land is planned in good faith to commence on such land within 1 year.

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